Exhibit 99.1

News Release

Nextel Partners, Inc.
4500 Carillon Point
Kirkland, WA 98033
(425) 576-3600

Contacts:
Investors:  Alice Kang Ryder  (425) 576-3696
Media:  Susan Johnston (425) 576-3617

Nextel Partners Reports Record 2003 Results and
Positive Free Cash Flow in Fourth Quarter 2003

–  First Quarter of Positive Free Cash Flow of $1.5 Million  -

–  Positive Net Cash from Operating Activities of $57.7 Million for Fourth Quarter 2003

–  Full Year Adjusted EBITDA Increases by $181.2 Million to $183.8 Million  -

–  First Full Year of Positive Net Cash from Operating Activities of $87.2 Million  -

–  Net Loss Decreases by $77.4 Million to $205.1 Million in 2003  -

–  $1.1 Billion of Debt Refinancings and Redemptions to Date  -

–  $56.6 Million Annualized Net Interest Savings from Balance Sheet Improvements  -

–  40% Subscriber Growth with 355,400 Net Subscriber Additions in 2003  -

–  49% Annual Growth in Service Revenue to $964.4 Million  -

KIRKLAND, Wash. –  February 23, 2004 - Nextel Partners, Inc. (NASDAQ: NXTP) today reported very strong financial and operating results for 2003, including $183.8 million of Adjusted EBITDA, a $181.2 million increase compared to the prior year’s Adjusted EBITDA of $2.6 million.  For the fourth quarter of 2003, Adjusted EBITDA was $67.4 million, representing a service revenue margin of 24%.  Partners generated its first quarter of positive free cash flow in the amount of $1.5 million during the fourth quarter of 2003, one quarter earlier than the company had expected as discussed on its third quarter 2003 earnings call.  Net cash provided by operating activities was $57.7 million for the fourth quarter of 2003 compared to $610,000 used in operating activities for the same period in 2002, and was $87.2 million for the year ended December 31, 2003 compared to $116.5 million used in operating activities for the full year 2002.  Service revenues grew 49% over the prior year to $964.4 million and were $276.7 million in the fourth quarter of 2003, a 45% increase over the prior year’s fourth quarter.  Net loss decreased $77.4 million to $205.1 million in 2003.  Partners added 88,500 subscribers during the fourth quarter to end the year with 1,233,200 digital subscribers, an increase of 355,400, from the 877,800 subscribers at the end of the previous year.

“2003 was a breakthrough year for Nextel Partners as we continued our rapid growth.  Strong demand for our differentiated services enabled Partners to continue our record of industry-leading growth,” said John Chapple, Partners’ Chairman, CEO and President.  “During the year, subscriber growth of 40% boosted total revenues to over $1 billion.  Our strong operating leverage drove significant Adjusted EBITDA growth resulting in positive free cash flow - ahead of schedule and for the first time in Partners’ history.  In 2004 Partners will continue to focus on balanced growth strategies – expanding distribution channels, enhancing our service offering and elevating customer satisfaction – as we strive to increase our share of what we believe are the best wireless subscribers in the industry.”

Average monthly revenue per subscriber unit, or ARPU, was approximately $68 for the full year and $69 in the fourth quarter of 2003 – remaining among the highest in the wireless industry.  Inclusive of roaming revenues, ARPU was approximately $77 for the full year and $78 in the fourth quarter of 2003.  Average monthly churn rate improved to 1.4% in the fourth quarter, a record low for the company, and was 1.6% for the full year in 2003.

“Nextel Partners delivered record results in 2003,” said Barry Rowan, Partners’ Chief Financial Officer and Treasurer.  “We are very pleased to have exceeded expectations on key financial metrics including revenues and Adjusted EBITDA and achieved positive free cash flow ahead of schedule.  Amidst a very challenging environment, subscriber growth was a robust 40%, ARPU for the year was sustained at prior year levels, while churn improved over the course of the year to set record lows for the company.  Fourth quarter lifetime revenue per subscriber (LRS) of $4,929 (implied by ARPU and churn), a company best, ranks Partners’ customers among the most valuable in the industry.  During the year, Partners also significantly improved its financial position with $1.1 billion of debt refinancings and redemptions reducing our cost of debt and further reinforcing our potential for continued free cash flow and future earnings.”

During the fourth quarter, Partners retired $111.3 million principal amount at maturity of its senior notes and Series B redeemable preferred stock in exchange for cash, including proceeds from the company’s sale of 10 million newly issued Class A shares in a public offering completed on November 19.  During the fourth quarter, the company also refinanced its $475 million senior credit facility, reducing the annualized interest expense of the facility by over $7 million and extending its maturity by more than two years.  On a combined basis, the company’s debt refinancings and redemptions of $1.142 billion since the fourth quarter of 2002 are anticipated to result in net annualized interest savings of approximately $56.6 million.

The loss attributable to common stockholders in the fourth quarter of 2003 was $25.0 million, or $0.10 per share, including losses related to the early retirement of debt totaling $20.7 million, or $0.08 per share.  Net of this item, the fourth quarter loss attributable to common stockholders was $4.3 million, or $0.02 per share.  The loss attributable to common stockholders for the full year 2003 was $207.2 million, or $0.82 per share, including losses related to the early retirement of debt totaling $95.1 million, or $0.38 per share.  Net of this item, the 2003 loss attributable to common stockholders was $112.1 million, or $0.44 per share.

Fourth quarter 2003 net capital expenditures, excluding capitalized interest, were $32.6 million.  Net capital expenditures for the full year of 2003, excluding capitalized interest, were $161.8 million, down 35% from 2002 net capital expenditures of $250.8 million.  During the year, Partners added approximately 290 cell sites to its network, bringing the total number of sites to approximately 3,600 at year-end.

Non-GAAP Financial Measures

The information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as other financial measures that may be considered non-GAAP financial measures, including free cash flow, Adjusted EBITDA, service revenue margin, ARPU, LRS, net capital expenditures, net loss excluding the gain (loss) on early retirement of debt, and loss attributable to common stockholders excluding the gain (loss) on early retirement of debt.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  As described more fully in the notes to the attached financial tables, management believes these non-GAAP measures provide meaningful additional information about our performance and our ability to service our long-term debt and other fixed obligations and to fund our continued growth.  The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.  Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables.  In addition, to view these and other reconciliations and information about how to access the conference call discussing Nextel Partners’ fourth quarter results, visit the ‘Investor Relations’ tab at www.nextelpartners.com.

Fourth Quarter 2003 Results Conference Call – Tuesday, February 24, 2004

Nextel Partners will be hosting its fourth quarter 2003 conference call on Tuesday, February 24, 2004 at 11:00 AM EST.  The call-in number is 1-888-540-9242 or 1-484-630-1056.  The passcode is PARTNER.  Instant replay of the call will be available until Friday, March 19, 2004 by calling 1-800-839-3414 or 1-402-998-0916.  The conference call will also be available via a live webcast.  To listen to the live call, please go to http://www.nextelpartners.com at least fifteen minutes early to register, download, and install any necessary software.  For those who cannot listen to the live broadcast, it will be archived on the website following the call.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential

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future circumstances and developments, including without limitation, matters related to Nextel Partners’ growth strategies and future free cash flow and earnings.  The words “believe,” “expect,” “intend,” “estimate,” “assume” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking.  The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel Partners’ actual future experience involving any one or more of such matters and subject areas.  Nextel Partners has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from Nextel Partners’ current expectations regarding the relevant matter or subject area.  Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, competitive conditions, customer acceptance of our services, access to sufficient capital to meet operating and financing needs and those additional factors that are described from time to time in Nextel Partners’ reports filed with the SEC, including Nextel Partners’ annual reports on Form 10-K for the years ended December 31, 2002 and 2003 and its quarterly filings on Form 10-Q.  This press release speaks only as of its date, and Nextel Partners disclaims any duty to update the information herein.

Nextel Partners, Inc., (NASDAQ:  NXTP), based in Kirkland, Wash., has the exclusive right to provide digital wireless communications services using the Nextel brand name in mid-sized and rural markets in 31 states where approximately 53 million people reside.  Nextel Partners offers its customers the same fully integrated, digital wireless communications services available from Nextel Communications (Nextel) including Nationwide Direct Connect®, cellular voice, cellular wireless Internet access and short messaging, all in a single wireless phone.  Nextel Partners customers can seamlessly access these services anywhere on Nextel’s or Nextel Partners’ all-digital wireless network, which currently covers 293 of the top 300 U.S. markets.  To learn more about Nextel Partners, visit www.nextelpartners.com.  To learn more about Nextel’s services, visit www.nextel.com.

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NEXTEL PARTNERS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except for per share amounts)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2003	2002	2003	2002
REVENUES:
Service revenues	$276,687	$190,553	$964,386	$646,169
Equipment revenues	19,365	5,209	54,658	24,519
Total revenues (1)	296,052	195,762	1,019,044	670,688
OPERATING EXPENSES:
Cost of service revenues	85,707	70,773	318,038	267,266
Cost of equipment revenues (1)	32,857	21,291	114,868	87,130
Selling, general and administrative	110,123	85,310	402,300	313,668
ADJUSTED EBITDA (2)	67,365	18,388	183,838	2,624
Stock based compensation	352	3,560	1,092	12,670
Depreciation and amortization	35,896	29,384	135,417	101,185
INCOME (LOSS) FROM OPERATIONS	31,117	(14,556)	47,329	(111,231)
Interest expense, net (3)	(35,459)	(41,372)	(152,294)	(164,583)
Interest income	881	1,020	2,811	7,091
Gain (loss) on early retirement of debt	(20,676)	4,427	(95,093)	4,427
LOSS BEFORE DEFERRED INCOME TAX PROVISION	(24,137)	(50,481)	(197,247)	(264,296)
Deferred income tax provision	(836)	(2,400)	(7,811)	(18,188)
NET LOSS	(24,973)	(52,881)	(205,058)	(282,484)
Mandatorily redeemable preferred stock dividends (3)	—	(1,041)	(2,141)	(3,950)
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(24,973)	$(53,922)	$(207,199)	$(286,434)

Loss per share attributable to common stockholders, basic and diluted:	$(0.10)	$(0.22)	$(0.82)	$(1.17)

Weighted average number of shares outstanding, basic and diluted	256,982	246,549	252,440	244,933

NEXTEL PARTNERS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2003	December 31, 2002
Cash and cash equivalents	$122,620	$67,522
Short-term investments	146,191	127,507
Accounts receivable, net of allowance $14,873 and $10,197, respectively	150,219	130,459
Subscriber equipment inventory	24,007	16,413
Other current assets	19,006	15,593
Total current assets	462,043	357,494

Property, plant and equipment, net	1,025,096	1,000,076
FCC licenses, net of accumulated amortization of $8,744	371,898	348,440
Other long-term assets	30,273	29,915
Total assets	$1,889,310	$1,735,925

Current liabilities	$185,425	$161,567

Long-term debt	1,653,539	1,424,600
Other long-term liabilities	63,642	38,408
Total liabilities	1,902,606	1,624,575
Mandatorily redeemable preferred stock (3)	—	34,971

Total stockholders’ equity (deficit)	(13,296)	76,379
Total liabilities and stockholders’ equity (deficit)	$1,889,310	$1,735,925

Digital units in service	1,233,200	877,800

	For the Three Months Ended
	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003

Net capital expenditures (excludes capitalized interest) (4)	$32,633	$40,546	$32,913	$55,753

NEXTEL PARTNERS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2003	2002	2003	2002

CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Net loss	$(24,973)	$(52,881)	$(205,058)	$(282,484)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	35,896	29,384	135,417	101,185
(Gain) Loss on early retirement of debt	20,676	(4,427)	95,093	(4,427)
Other non-cash items in net loss	4,488	21,267	43,454	93,746
Change in current assets and liabilities	21,615	6,047	18,248	(24,489)
Net cash provided by (used in) operating activities	$57,702	$(610)	$87,154	$(116,469)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(32,728)	(54,872)	(179,794)	(274,911)
FCC licenses	(1,657)	(272)	(16,026)	(52,156)
Proceeds from sale and maturities of short-term investments, net	(1,881)	16,781	(18,684)	125,419
Net cash from investing activities	$(36,266)	$(38,363)	$(214,504)	$(201,648)

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Net cash provided by (used in) financing activities	$(17,041)	$15,082	$182,448	$81,280

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$4,395	$(23,891)	$55,098	$(236,837)

CASH AND CASH EQUIVALENTS, beginning of period	$118,225	$91,413	67,522	$304,359

CASH AND CASH EQUIVALENTS, end of period	$122,620	$67,522	$122,620	$67,522

NEXTEL PARTNERS, INC. AND SUBSIDIARIES

Supplemental Schedule

(in thousands, except ARPU, Lifetime Revenue per Subscriber and Per Share Data)

(unaudited)

(1) Impact of SEC Staff Accounting Bulletin (SAB) No. 101- Revenue Recognition and Emerging Issues Task Force (EITF) No. 00-21-Revenue Arrangements with Multiple Deliverables (EITF No. 00-21)

We adopted EITF No. 00-21, “Revenue Arrangements with Multiple Deliverables” beginning July 1, 2003 using the “prospective” method of adoption.  Under  EITF No. 00-21, we are no longer required to consider whether a customer is able to realize utility from the phone in the absence of the undelivered service. Given that we meet the criteria stipulated in EITF No. 00-21, we account for the sale of a phone as a unit of accounting separate from the subsequent service to the customer.  Accordingly, we began recognizing revenue from phone equipment sales and the related cost of phone equipment revenues when title to the phone equipment passes to the customer beginning July 1, 2003.  In accordance with EITF No. 00-21, we also report activation fees as part of equipment revenues effective July 1, 2003.  Previously, in accordance with SAB No. 101, “Revenue Recognition in Financial Statements,” activation fees and handset revenues were deferred and recognized over three years, the estimated customer relationship period.  Concurrently, related costs for the handsets were deferred, but only to the extent of deferred revenues, resulting in no change to income (loss) from operations.  Since we adopted EITF No. 00-21 prospectively, all previously deferred activation fees, handset revenues and related costs for the handsets will continue to be amortized over their remaining customer relationship period.  The following is a summary of the revenues and cost of equipment revenues (handset costs) as reported and without the effect of SAB No. 101 and EITF No. 00-21.  (In December of 2003, the SEC staff issued SAB No. 104, “Revenue Recognition,” which updated SAB No. 101 to reflect the impact of the issuance of EITF No. 00-21.)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2003	2002	2003	2002

Service revenues as reported	$276,687	$190,553	$964,386	$646,169
Activation fees deferred (SAB No.101)	—	1,685	3,319	5,989
Activation fees amortization (SAB No. 101)	(1,079)	(878)	(4,325)	(2,792)
Activation fees to equipment revenues (EITF No. 00-21)	2,156	—	4,256	—
Total service revenues without SAB No. 101 and EITF No. 00-21 effect	$277,764	$191,360	$967,636	$649,366

Equipment revenues as reported	19,365	5,209	54,658	24,519
Equipment revenues deferred (SAB No. 101)	—	9,416	19,947	31,031
Equipment revenues amortization (SAB No. 101)	(6,046)	(5,693)	(25,380)	(19,263)
Activation fees from service revenues (EITF No. 00-21)	(2,156)	—	(4,256)	—
Total equipment revenues without SAB No. 101 and EITF No. 00-21 effect	$11,163	$8,932	$44,969	$36,287

Cost of equipment revenues as reported	$32,857	$21,291	$114,868	$87,130
Equipment revenues deferred (SAB No. 101)	—	11,101	23,266	37,020
Equipment revenues amortization (EITF No. 00-21)	(7,125)	(6,571)	(29,705)	(22,055)
Total cost of equipment revenues without SAB No. 101 and EITF No. 00-21 effect	$25,732	$25,821	$108,429	$102,095

Income (loss) from operations as reported	$31,117	$(14,556)	$47,329	$(111,231)

Income (loss) from operations without SAB No. 101 and EITF No. 00-21 effect	$31,117	$(14,556)	$47,329	$(111,231)

(2) Adjusted EBITDA

The term “EBITDA” refers to a financial measure that is defined as earnings (loss) before interest, taxes, depreciation and amortization; we use the term “Adjusted EBITDA” to reflect that our financial measure also excludes cumulative effect of change in accounting principle, loss from disposal of assets, gain (loss) from early extinguishment of debt and stock-based compensation.  Adjusted EBITDA is commonly used to analyze companies on the basis of leverage and liquidity.  However, Adjusted EBITDA is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies.  Adjusted EBITDA should not be construed as a substitute for operating income or as a better measure of liquidity than cash flow from operating activities, which are determined in accordance with GAAP.  We have presented Adjusted EBITDA to provide additional information with respect to our ability to meet future debt service, capital expenditure and working capital requirements.  The following schedule reconciles Adjusted EBITDA to net cash provided by (used in) operating activities reported on our Consolidated Statements of Cash Flows, which we believe is the most directly comparable GAAP measure:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2003	2002	2003	2002
Net cash provided by (used in) operating activities (as reported on
Consolidated Statements of Cash Flows)	$57,702	$(610)	$87,154	$(116,469)
Adjustments to reconcile to Adjusted EBITDA:
Cash paid interest expense, net of capitalized amount	9,809	21,489	103,485	98,777
Interest income	(881)	(1,020)	(2,811)	(7,091)
Change in working capital	735	(1,471)	(3,990)	27,407
Adjusted EBITDA	$67,365	$18,388	$183,838	$2,624

(3) Impact of Statement of Financial Accounting Standards (SFAS) Number 150-Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity

In May 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity.  It required that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer.  This statement was effective for all freestanding financial instruments entered into or modified after May 31, 2003; otherwise it was effective at the beginning of the first interim period beginning after June 15, 2003.  We identified that our mandatorily redeemable preferred stock was within the scope of this statement and effective July 1, 2003 reclassified it as long-term debt.  Additionally, the mandatorily redeemable preferred stock dividends were recorded as interest expense beginning on July 1, 2003.   We redeemed all of our outstanding Series B mandatorily redeemable preferred stock on November 21, 2003.  The following schedule shows the impact of SFAS No. 150 had it been effective in the prior period.

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2003	2002	2003	2002

Net Loss	$(24,973)	$(52,881)	$(205,058)	$(282,484)
Add: Mandatorily redeemable preferred stock dividends	—	$(1,041)	(2,141)	(3,950)
Net Loss including classification of preferred stock dividends as interest expense	$(24,973)	$(53,922)	$(207,199)	$(286,434)

Net Loss per share including mandatorily redeemable preferred stock dividends	$(0.10)	$(0.22)	$(0.82)	$(1.17)

Weighted average number of common shares outstanding-basic and diluted	256,982	246,549	252,440	244,933

(4) Net Capital Expenditures

Net capital expenditures exclude capitalized interest and are offset by net proceeds from the sale and lease-back transactions of telecommunication towers and related assets to third parties accounted for as operating leases.  Net capital expenditures as defined are not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies.  Net capital expenditures should not be construed as a substitute for capital expenditures reported on our Consolidated Statements of Cash Flows, which is determined in accordance with GAAP.  We report net capital expenditures in this manner because we believe it reflects the net cash used by us for capital expenditures and to satisfy the reporting requirements for our debt covenants.  The following schedule reconciles net capital expenditures to capital expenditures reported on our Consolidated Statements of Cash Flows, which we believe is the most directly comparable GAAP measure:

	For the Three Months Ended				For the Year Ended
	March 31, 2003	June 30, 2003	September 30, 2003	December 31, 2003	December 31, 2003
Capital expenditures (as reported on Consolidated Statements of Cash Flows)	$65,267	$19,557	$62,242	$32,728	$179,794
Less: cash paid portion of capitalized interest	(321)	(355)	(352)	(255)	(1,283)
Less: cash proceeds from sale and lease-back transactions accounted for as operating leases	(892)	(5,358)	(142)	(468)	(6,860)
Change in capital expenditures accrued or unpaid	(8,301)	19,069	(21,202)	628	(9,806)
Net capital expenditures	$55,753	$32,913	$40,546	$32,633	$161,845

Other Non-GAAP Reconciliations:

Service Revenue Margin

The measure “service revenue margin” is a non-GAAP measure that is determined by dividing “Adjusted EBITDA” (see Note 2 above) by service revenue (as reported on our Consolidated Statements of Operations). Service revenue margin, as defined, is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies. We believe that service revenue margin is a useful indicator of our ability to fund future spending requirements, such as capital expenditures and other investments, and our ability to incur and service debt. The following schedule reflects the service revenue margin calculation and incorporates the Adjusted EBITDA reconciliation set forth in Item 2 above:

	For the Three Months Ended December 31, 2003	For the Year Ended December 31, 2003
Adjusted EBITDA (see Note 2)	$67,365	$183,838
Divided by: service revenues (as reported on Consolidated Statements of Operations)	$276,687	$964,386
Service revenue margin	24%	19%

ARPU – Average Revenue per Unit

ARPU is an industry term that measures total service revenues per month from our subscribers divided by the average number of subscribers in commercial service during the period.  ARPU, itself, is not a measurement determined under GAAP in the United States of America and may not be similar to ARPU measures of other companies; however, ARPU uses GAAP measures as the basis for calculation.  We believe that ARPU provides useful information concerning the appeal of our rate plans and service offering and our performance in attracting high value customers.  The following schedule reflects the ARPU calculation and provides a reconciliation of service revenues used for the ARPU calculation to service revenues reported on our Consolidated Statements of Operations, which we believe is the most directly comparable GAAP measure to the service revenues measure used for the ARPU calculation:

ARPU (without roaming revenues)

	For the Three Months ended December 31, 2003	For the Year Ended December 31, 2003
Service revenues (as reported on Consolidated Statements of Operations)	$276,687	$964,386
Less: activation fees recognized for SAB No. 101	(1,079)	(1,006)
Add: activation fees reclassified for EITF No. 00-21	2,156	4,256
Less: roaming revenues	(33,405)	(115,893)
Service revenues for ARPU - three months	$244,359	$851,743

Average units (subscribers)	1,184	1,051

ARPU	$69	$68

ARPU (including roaming revenues)

	For the Three Months ended December 31, 2003	For the Year Ended December 31, 2003
Service revenues (as reported on Consolidated Statements of Operations)	$276,687	$964,386
Less: activation fees recognized for SAB No. 101	(1,079)	(1,006)
Add: activation fees reclassified for EITF No. 00-21	2,156	4,256
Service plus roaming revenues for ARPU - three months	$277,764	$967,636

Average units (subscribers)	1,184	1,051

ARPU, including roaming revenues	$78	$77

LRS – Lifetime revenue per subscriber

LRS is an industry term calculated by dividing ARPU (see above) by the subscriber churn rate.  The subscriber churn rate is an indicator of subscriber retention and represents the monthly percentage of the subscriber base that disconnects from service.  Subscriber churn is calculated by dividing the number of handsets disconnected from commercial service during the period by the average number of handsets in commercial service during the period.  LRS, itself, is not a measurement determined under GAAP in the United States of America and may not be similar to LRS measures of other companies; however, LRS uses GAAP measures as the basis for calculation.  We believe that LRS is an indicator of the expected lifetime revenue of our average subscriber, assuming that churn and ARPU remain constant as indicated.  We also believe that this measure, like ARPU, provides useful information concerning the appeal of our rate plans and service offering and our performance in attracting and retaining high value customers.  The following schedule reflects the LRS calculation:

For the Three Months Ended December 31, 2003
ARPU (without roaming revenues)	$69
Divided by: Churn	1.4%
Lifetime revenue per subscriber (LRS)	$4,929

Free Cash Flow (FCF)

We define free cash flow as net cash provided by (used in) operating activities less capital expenditures and payments for FCC licenses.  Free cash flow is not a measurement determined under GAAP in the United States of America and may not be similar to free cash flow measures of other companies.  We believe that free cash flow provides useful information to investors, analysts and our management about the amount of cash our business is generating, after interest payments and reinvestments in the business, which may be used to fund scheduled debt maturities and other financing activities, including refinancings and early retirement of debt.  Free cash flow is most directly comparable to the GAAP measure of net cash provided by (used in) operating activities reported on our Consolidated Statements of Cash Flows.  The following schedule reconciles free cash flow to net cash provided by (used in) operating activities:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2003	2002	2003	2002

Net cash provided by (used in) operating activities (as reported on Consolidated Statements of Cash Flows)	$57,702	$(610)	$87,154	$(116,469)
Aggregate adjustments to reconcile net loss to net cash provided by (used in) operating activities (as reported on Consolidated Statements of Cash Flows)	(82,675)	(52,271)	(292,212)	(166,015)
Net loss (as reported on Consolidated Statements of Operations)	$(24,973)	$(52,881)	$(205,058)	$(282,484)
Add: depreciation and amortization	35,896	29,384	135,417	101,185
Add: non-cash items in net loss	25,164	16,841	138,547	89,319
Less: net capital expenditures (See Note 4 above)	(32,633)	(47,448)	(161,845)	(250,841)
Less: cash paid portion of capitalized interest (See Note 4 above)	(255)	(312)	(1,283)	(1,993)
Less: FCC licenses	(1,657)	(272)	(16,026)	(52,156)
Free cash flow (negative)	$1,542	$(54,688)	$(110,248)	$(396,970)

Net Loss Excluding the Gain (Loss) on Early Retirement of Debt

Net loss excluding the gain (loss) on early retirement of debt is calculated using net loss and adding back the gain (loss) on early retirement of debt.  We show this non-GAAP financial measure to allow us to compare our net loss in the periods ending December 31, 2003 to the same periods in the prior year, in which we did not record a gain (loss) on early retirement of debt.  Net loss excluding the gain (loss) on early retirement of debt is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies and should not be construed as a substitute for net loss, which is determined in accordance with GAAP.  The following schedule reconciles net loss excluding the gain (loss) on early retirement of debt to net loss reported on our Consolidated Statement of Operations, which we believe is the most directly comparable GAAP measure:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2003	2002	2003	2002

Net loss (as reported on Consolidated Statements of Operations)	$(24,973)	$(52,881)	$(205,058)	$(282,484)
Add: (gain) loss on early retirement of debt	20,676	$(4,427)	95,093	$(4,427)
Net loss excluding the loss on early retirement of debt	$(4,297)	$(57,308)	$(109,965)	$(286,911)

Loss Attributable to Common Stockholders Excluding the Gain (Loss) on Early Retirement of Debt

Loss attributable to common stockholders excluding the gain (loss) on early retirement of debt is calculated using loss attributable to common stockholders (as reported on Consolidated Statements of Operations) and adding back the gain (loss) on early retirement of debt.  We show this non-GAAP financial measure to allow us to compare our loss attributable to common stockholders in the periods ending December 31, 2003 to the same periods in the prior year, in which we did not record a gain (loss) on early retirement of debt.  We also use this non-GAAP financial measure to calculate the loss per share attributable to common stockholders excluding the gain (loss) on early retirement of debt.  Loss attributable to common stockholders excluding the gain (loss) on early retirement of debt and loss per share attributable to common stockholders excluding the gain (loss) on early retirement of debt are not measures determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies and should not be construed as substitutes for loss attributable to common stockholders and loss per share attributable to common stockholders, which are determined in accordance with GAAP.  The following schedule reconciles loss attributable to common stockholders excluding the gain (loss) on early retirement of debt and loss per share attributable to common stockholders excluding the gain (loss) on early retirement of debt to loss attributable to common stockholders and loss per share attributable to common stockholders, respectively, as reported on our Consolidated Statements of Operations, which we believe are the most directly comparable GAAP measures:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2003	2002	2003	2002

Loss attributable to common stockholders (as reported on Consolidated Statements of Operations)	$(24,973)	$(53,922)	$(207,199)	$(286,434)
Add: (gain) loss on early retirement of debt	20,676	$(4,427)	95,093	(4,427)
Loss attributable to common stockholders excluding the loss on early retirement of debt	$(4,297)	$(58,349)	$(112,106)	$(290,861)

Loss per share attributable to common stockholders, basic and diluted (as reported on Consolidated Statements of Operations)	$(0.10)	$(0.22)	$(0.82)	$(1.17)

Add: (gain) loss per share on early retirement of debt	$0.08	$(0.02)	$0.38	$(0.02)
Loss per share attributable to common stockholders excluding the loss on early retirement of debt, basic and diluted	$(0.02)	$(0.24)	$(0.44)	$(1.19)

Weighted average number of common shares outstanding, basic and diluted	256,982	246,549	252,440	244,933